102 South Main Street Greenville, SC 29601 864.421.1068
Date:	October 18, 2007

Release Time:	Immediate

THE SOUTH FINANCIAL GROUP REPORTS THIRD QUARTER 2007 EARNINGS

Company begins implementation of strategic plan with focus on core deposits

GREENVILLE, SC – The South Financial Group, Inc. (NASDAQ: TSFG) today reported third quarter 2007 net income of $25.8 million, or $0.35 per diluted share, compared with net income of $32.2 million, or $0.43 per diluted share, for third quarter 2006. Operating earnings for third quarter 2007 totaled $26.5 million, or $0.36 per diluted share. This compares with $19.9 million, or $0.27 per diluted share, for second quarter 2007 and $30.4 million, or $0.40 per diluted share, for third quarter 2006. A reconciliation of net income to operating earnings is provided in the financial highlights.

Net income for the first nine months of 2007 totaled $64.3 million, or $0.86 per diluted share, compared with $89.3 million, or $1.18 per diluted share, for the same period of 2006. Operating earnings for the first nine months of 2007 totaled $69.1 million, or $0.93 per diluted share, compared with $87.5 million, or $1.16 per diluted share, for the same period of 2006.

“Despite the challenging banking environment, during the quarter we kept our net interest margin stable, grew loans, and lowered our operating noninterest expenses for the third consecutive quarter,” said Mack I. Whittle, Jr., Chairman, President and Chief Executive Officer of The South Financial Group. “We again improved our earning asset mix by shifting out of investment securities and into loans. As part of our ongoing capital management effort, we repurchased shares, called approximately $70 million of preferred securities, and issued approximately $50 million of lower cost capital. Net loan charge-offs and nonperforming assets increased relative to the prior quarter, in part related to the previously-disclosed NC development loans. We were able to offset flat operating revenues with noninterest expense reductions.

“Lowering our funding costs is a key challenge for our Company and an important factor in improving our financial performance. During the quarter, we continued our strategic planning process, which focuses in large part on growing core deposits. We will provide an update on our strategic plan tomorrow during our earnings conference call.”

Revenue

Total revenue, defined as net interest income plus noninterest income, was $127.5 million in third quarter 2007, which included $96.8 million for net interest income and $30.8 million for noninterest income. This compares with total revenue of $125.0 million in second quarter 2007. Total revenue for third quarter 2007 included a $287,000 net non-operating pre-tax gain on securities, compared to a $2.2 million pre-tax loss on securities for second quarter 2007.

Third quarter 2007 operating revenue, defined as tax-equivalent net interest income plus operating noninterest income, remained essentially unchanged at $128.8 million, compared to the prior quarter. Third quarter 2007 tax-equivalent net interest income totaled $98.3 million, an increase of $236,000 from $98.1 million in second quarter 2007. Third quarter 2007 operating noninterest income totaled $30.5 million, a decrease of $259,000 from $30.7 million in second quarter 2007.

Third quarter 2007 average earning assets declined 1.6% linked-quarter annualized to $12.5 billion, as loan growth partially offset continued reductions of investment securities. Third quarter 2007 average loans increased $81.3 million, or 3.2% linked-quarter annualized, from second quarter 2007. Based on period-end balances, loan growth totaled 5.7% linked-quarter annualized, led by commercial loans. Average securities declined $133.5 million during third quarter 2007, due to the non-reinvestment of maturing securities and the July 2007 previously-disclosed sale of approximately $70 million of corporate bonds.

Third quarter 2007 average customer funding, defined as total deposits less brokered deposits plus customer sweeps, decreased $87.8 million, or 4.2% linked-quarter annualized. Similar to the prior quarter, the decrease resulted in part from TSFG’s focus on improving the net interest margin and profitability. TSFG continued to exercise discipline in pricing deposits instead of the pursuit of unprofitable deposit balances. Third quarter 2007 average wholesale borrowings, including brokered deposits and excluding customer sweeps, increased $35.4 million from second quarter 2007 in connection with the decline in customer funding partially offset by the reduction in earning assets.

The tax-equivalent net interest margin of 3.12% for third quarter 2007 remained unchanged from second quarter 2007. Earning asset yields increased 2 basis points, while funding costs increased 3 basis points. The higher yields resulted from continued shifts into loans, which had a third quarter 2007 average tax-equivalent yield of 7.70%, and away from investment securities, which had an average yield of 4.82%. Within total funding, the total cost of customer funding increased 1 basis point to 3.46% while wholesale borrowing costs (including brokered deposits and excluding customer sweeps) increased 3 basis points to 5.41%.

Operating noninterest income (which excludes non-operating items) decreased $259,000 to $30.5 million for third quarter 2007 from $30.7 million for second quarter 2007. Mortgage banking income declined $1.0 million compared with the prior quarter, as loan origination volumes slowed in response to current market conditions. Third quarter 2007 merchant processing, treasury services analysis fees, customer service fees, and debit card income showed improvement over second quarter 2007, while wealth management income and service charges on deposits declined slightly relative to the prior quarter. Also, a $1.7 million positive swing in the valuations associated with certain derivative activities offset a $1.5 million decline in bank-owned life insurance income from insurance proceeds received in second quarter 2007.

Noninterest Expenses and Operating Efficiency

Noninterest expenses for third quarter 2007 totaled $79.6 million, compared with $81.0 million for second quarter 2007. TSFG’s efficiency ratio totaled 62.4% for third quarter 2007 versus 64.8% for second quarter 2007. Third quarter 2007 noninterest expenses included a previously-disclosed $1.3 million non-operating pre-tax loss on early extinguishment of debt.

Operating noninterest expenses (which exclude the non-operating item mentioned above) totaled $78.3 million for third quarter 2007, a $1.9 million reduction from $80.2 million for second quarter 2007 and a $2.5 million decline from $80.8 million a year ago. This decline reflects continued focus on overall expense control. The largest linked-quarter reductions included $636,000 for professional fees and $530,000 for advertising and business development.

The cash operating efficiency ratio for third quarter 2007 totaled 59.3%, an improvement from 60.6% for second quarter 2007. The decrease in cash operating noninterest expenses led to positive operating leverage for third quarter 2007.

Credit Quality

The provision for credit losses for third quarter 2007 totaled $10.5 million, down $6.6 million from $17.1 million for second quarter 2007. Excluding the $10.5 million provision for North Carolina development loans in second quarter 2007, the provision for credit losses increased $3.9 million.

Net loan charge-offs in third quarter 2007 were $16.8 million, including $7.7 million for loans in the North Carolina development project. Annualized third quarter 2007 net loan charge-offs totaled 0.66% of average loans held for investment, compared with 0.21% for the previous quarter and 0.27% for third quarter last year. Excluding the charge-offs for the North Carolina development loans, annualized third quarter 2007 net loan charge-offs totaled 0.36% of average loans held for investment, compared with 0.15% for second quarter 2007. A significant driver of the increase related to charge-offs for two long-term commercial and industrial loan relationships that TSFG has been monitoring for some time.

At September 30, 2007, loans held for investment included $11.2 million related to this North Carolina development project, of which $9.4 million was classified as nonperforming. TSFG has provided certain credit quality measures excluding these loans and related charge-offs to assist in understanding core credit quality measures and trends. For additional information on these loans, see page 8 of the Quarterly Financial Data Supplement.

Nonperforming assets totaled $58.9 million, or 0.58% of loans held for investment and foreclosed property, at September 30, 2007, an increase from $45.6 million, or 0.45%, at June 30, 2007 and $36.2 million, or 0.38%, at September 30, 2006. Excluding the nonperforming loans related to the North Carolina development, nonperforming assets totaled $49.4 million, or 0.49% of loans held for investment and foreclosed property, at September 30, 2007, compared with $42.5 million, or 0.42%, at June 30, 2007.

The allowance for credit losses totaled $120.4 million, or 1.18% of loans held for investment, at September 30, 2007, compared with $126.7 million, or 1.26%, at June 30, 2007 and $110.3 million, or 1.16%, at September 30, 2006. Third quarter 2007 allowance coverage of nonperforming loans totaled 2.23 times, compared with 3.02 times a quarter earlier and 3.48 times a year earlier.

Capital

Tangible shareholders’ equity at September 30, 2007 totaled $868.6 million, or $11.90 per share, an increase from $836.7 million, or $11.35 per share, at June 30, 2007 and $859.4 million, or $11.43 per share, at September 30, 2006. TSFG’s tangible equity to tangible assets ratio at September 30, 2007 was 6.47%, up from 6.22% at June 30, 2007 and 6.43% at September 30, 2006. The increase in tangible equity resulted from a reduction in the after-tax unrealized loss on available for sale securities, partially offset by 850,000 shares repurchased in the quarter (3.0 million shares year-to-date).

During the quarter, TSFG called preferred securities totaling approximately $70 million with an average spread of 364 basis points over LIBOR, realizing a $1.3 million pre-tax loss on the early extinguishment of debt. TSFG replaced approximately $50 million of the preferred securities and stock repurchases with newly-issued trust preferred securities lowering the spreads over LIBOR by more than 200 basis points. TSFG ended the quarter with a tier 1 capital ratio of 9.89%, down slightly from 10.12% at June 30, 2007.

Strategic Plan

Earlier in the year, TSFG, with the assistance of First Manhattan Consulting Group, refined its strategic plan to improve its overall profitability and returns to its shareholders. This process focused on developing tactical plans for each of its business lines. As the plans evolved, the opportunity to improve levels, mix, and costs of deposits became the central point of focus. This resulted in the development of key initiatives, which include: (i) improve the retail business, (ii) leverage the strong commercial base to grow deposits, and (iii) fully develop private banking resources to support deposit growth. The deposit initiatives are in addition to ongoing plans to: (i) maintain balanced loan growth, (ii) maintain credit quality, (iii) grow noninterest income, (iv) continue expense control, and (v) actively manage capital. During the earnings conference call tomorrow, TSFG will provide an update on the strategic plan.

Conference Call / Webcast Information

The South Financial Group will host a conference call on Friday, October 19th at 10:00 a.m. (ET) to discuss third quarter 2007 financial results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. TSFG’s earnings conference call will also include an update on the strategic plan. For supplemental financial information, please refer to the Form 8-K filed by TSFG with the Securities and Exchange Commission on October 18th or visit the Investor Relations section of its website under the Quarterly Earnings button. To participate in the conference call or webcast, please follow the instructions listed below.

Conference Call: Please call 1-888-405-5393 or 1-517-645-6236 using the access code “The South.” A 7-day rebroadcast of the call will be available via 1-866-419-5481 or 1-203-369-0776.

Webcast: To gain access to the webcast, which will be “listen-only,” please go to www.thesouthgroup.com under the Investor Relations tab and click on the link “Webcast/The South Financial Group 3rd Quarter Earnings Conference Call.” For those unable to participate during the live webcast, it will be archived on The South Financial Group website until November 2, 2007.

General Information

The South Financial Group is the largest publicly-traded bank holding company headquartered in South Carolina and ranks among the top 50 U.S. commercial bank holding companies in total assets. At September 30, 2007, it had approximately $14.1 billion in total assets and 172 branch offices in Florida, North Carolina, and South Carolina. TSFG focuses on fast-growing banking markets in the Southeast, concentrating its growth in metropolitan statistical areas. TSFG operates Carolina First Bank, which conducts banking operations in North Carolina and South Carolina (as Carolina First Bank), in Florida (as Mercantile Bank), and on the Internet (as Bank CaroLine). At September 30, 2007, approximately 46% of TSFG’s total customer deposits were in South Carolina, 39% were in Florida, and 15% were in North Carolina. Investor information is available at www.thesouthgroup.com.

Explanation of TSFG’s Use of Certain Unaudited Non-GAAP Financial Measures and Forward-Looking Statements

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The attached financial highlights provide reconciliations between GAAP net income and operating earnings (which exclude gains or losses on certain items deemed not to reflect core operations). In addition, TSFG provides data eliminating intangibles and related amortization in order to present data on a “tangible” or “cash operating” basis and in other cases shows earnings and credit-related measures excluding loans in a North Carolina development under investigation. TSFG uses these non-GAAP measures in its analysis of TSFG’s performance and believes presentations of “operating” financial measures provide useful supplemental information, a clearer understanding of TSFG’s performance, and better reflect TSFG’s core operating activities. Management utilizes non-GAAP measures in the calculation of certain of TSFG’s ratios, in particular, to analyze on a consistent basis over time the performance of what it considers to be its core operations. TSFG believes the non-GAAP measures enhance investors’ understanding of TSFG’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures and cash basis information are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Management compensates for these limitations by providing detailed reconciliations between GAAP and operating measures. These disclosures should not be considered an alternative to GAAP.

This news release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are provided to assist in the understanding of anticipated future financial performance. These statements (as well as other forward-looking statements that may be made by management in the related conference call) include, but are not limited to, descriptions of management's plans, objectives or goals for future operations, and predictions, forecasts or other statements about future operations. They also include such items as return goals, loan growth, customer deposit growth, expense reduction initiatives, income tax rate, expected financial results for acquisitions, factors that will affect credit quality, including the loans in the North Carolina development under investigation, and the net interest margin, the effectiveness of its hedging strategies, the risks and effects of changes in interest rates, effects of future economic conditions, and market performance. However, such statements necessarily involve risks and uncertainties and there are a number of factors – many of which are beyond TSFG’s control -- that could cause the actual conditions, events, or results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG’s actual results, please refer to TSFG’s filings with the Securities and Exchange Commission. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACT:

Mary M. Gentry, EVP – Investor Relations (864) 421-1068

Christopher T. Holmes, EVP – Retail Banking (864) 255-8970

***END***

PAGE 1, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 9/30/07 vs.

	9/30/07	6/30/07	9/30/06	6/30/07	6/30/07 Annualized	9/30/06

EARNINGS SUMMARY
Net interest income (tax-equivalent)	$98,312	$98,076	$100,374	0.2%	1.0%	(2.1)%
Less: tax-equivalent adjustment	1,538	1,555	1,691	(1.1)	(4.3)	(9.0)

Net interest income	96,774	96,521	98,683	0.3	1.0	(1.9)
Provision for credit losses (1)	10,504	17,125	6,553	(38.7)	(153.4)	60.3
Noninterest income:
Operating noninterest income (noninterest income, excluding non-operating items)	30,486	30,745	32,584	(0.8)	(3.3)	(6.4)
Gain (loss) on securities	287	(2,237)	—	n/m	n/m	n/m
Gain on disposition of assets and liabilities	—	—	2,498	n/m	n/m	n/m

Non-operating noninterest income (loss)	287	(2,237)	2,498	n/m	n/m	n/m

Total noninterest income	30,773	28,508	35,082	7.9	31.5	(12.3)

Noninterest expenses:
Operating noninterest expenses (noninterest expenses, excluding non-operating items)	78,296	80,199	80,798	(2.4)	(9.4)	(3.1)
Employment contract buyouts and severance	—	546	—	n/m	n/m	n/m
Loss on early extinguishment of debt	1,299	231	—	n/m	n/m	n/m

Non-operating noninterest expenses	1,299	777	—	n/m	n/m	n/m

Total noninterest expenses	79,595	80,976	80,798	(1.7)	(6.8)	(1.5)

Income before income taxes	37,448	26,928	46,414	39.1	155.0	(19.3)
Income tax expense	11,609	8,998	14,249	29.0	115.1	(18.5)

Net income	$25,839	$17,930	$32,165	44.1%	175.0%	(19.7)%

Earnings:
Operating earnings	$26,537	$19,936	$30,434	33.1%	131.4%	(12.8)%
Cash operating earnings	27,853	21,358	31,961	30.4	120.6	(12.9)
Per share data:
Net income, basic	$0.35	$0.24	$0.43	45.8%	181.8%	(18.6)%
Net income, diluted	0.35	0.24	0.43	45.8	181.8	(18.6)
Operating earnings, diluted	0.36	0.27	0.40	33.3	132.2	(10.0)
Cash operating earnings, diluted	0.38	0.29	0.42	31.0	123.1	(9.5)
Cash dividends declared per common share	0.18	0.18	0.17	—	—	5.9
Average shares outstanding:
Basic	73,146,211	74,050,115	75,003,605	(1.2)%	(4.8)%	(2.5)%
Diluted	73,605,752	74,397,091	75,590,748	(1.1)	(4.2)	(2.6)
PERFORMANCE RATIOS:
Total revenue: (2)
GAAP	$127,547	$125,029	$133,765	2.0%	8.0%	(4.6)%
Operating (3)	128,798	128,821	132,958	—	(0.1)	(3.1)
Return on average assets:
GAAP earnings	0.73%	0.51%	0.91%
Operating earnings	0.75	0.57	0.86
Cash operating earnings on average tangible assets	0.83	0.64	0.95
Return on average equity:
GAAP earnings	6.75	4.65	8.50
Operating earnings	6.93	5.17	8.04
Cash operating earnings on average tangible equity	13.17	9.92	15.60
Net interest margin (tax-equivalent)	3.12	3.12	3.19
Efficiency ratios: (4)
GAAP	62.40	64.77	60.40
Cash operating (3)	59.31	60.60	59.11

(1)	Includes a $10.5 million pre-tax additional provision for credit losses in second quarter 2007.

(2)	The sum of net interest income and noninterest income.

(3)	Total revenue and the cash efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.

(4)	Calculated as noninterest expenses divided by the sum of net interest income and noninterest income.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 2, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

	Nine Months Ended

	9/30/07	9/30/06	% Change

EARNINGS SUMMARY
Net interest income (tax-equivalent)	$292,567	$309,937	(5.6)%
Less: tax-equivalent adjustment	4,734	5,220	(9.3)

Net interest income	287,833	304,717	(5.5)
Provision for credit losses (1)	36,642	23,951	53.0
Noninterest income:
Operating noninterest income (noninterest income, excluding non-operating items)	90,440	88,282	2.4
Gain (loss) on securities	(3,335)	4,276	n/m
Gain on disposition of assets and liabilities	—	2,498	n/m
Loss on sale of indirect auto loans previously HFI	—	(3,477)	n/m

Non-operating noninterest income (loss)	(3,335)	3,297	n/m

Total noninterest income	87,105	91,579	(4.9)

Noninterest expenses:
Operating noninterest expenses (noninterest expenses, excluding non-operating items)	239,066	238,250	0.3
Employment contract buyouts and severance	2,306	598	n/m
Loss on early extinguishment of debt	1,530	—	n/m

Non-operating noninterest expenses	3,836	598	n/m

Total noninterest expenses	242,902	238,848	1.7

Income before income taxes	95,394	133,497	(28.5)
Income tax expense	31,107	44,182	(29.6)

Net income	$64,287	$89,315	(28.0)%

Earnings:
Operating earnings	$69,071	$87,452	(21.0)%
Cash operating earnings	73,133	91,876	(20.4)
Per share data:
Net income, basic	$0.87	$1.19	(26.9)%
Net income, diluted	0.86	1.18	(27.1)
Operating earnings, diluted	0.93	1.16	(19.8)
Cash operating earnings, diluted	0.98	1.22	(19.7)
Cash dividends declared per common share	0.54	0.51	5.9
Average shares outstanding:
Basic	73,970,963	74,852,315	(1.2)%
Diluted	74,504,940	75,479,752	(1.3)

PERFORMANCE RATIOS:
Total revenue: (2)
GAAP	$374,938	$396,296	(5.4)%
Operating (3)	383,007	398,219	(3.8)
Return on average assets:
GAAP earnings	0.61%	0.84%
Operating earnings	0.66	0.82
Cash operating earnings on average tangible assets	0.73	0.91
Return on average equity:
GAAP earnings	5.58	8.02
Operating earnings	6.00	7.86
Cash operating earnings on average tangible equity	11.42	15.38
Net interest margin (tax-equivalent)	3.11	3.25
Efficiency ratios: (4)
GAAP	64.78	60.27
Cash operating (3)	60.84	58.17

(1)	Includes a $10.5 million pre-tax additional provision for credit losses in second quarter 2007.

(2)	The sum of net interest income and noninterest income.

(3)	Total revenue and the cash efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.

(4)	Calculated as noninterest expenses divided by the sum of net interest income and noninterest income.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 3, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

				% Change 9/30/07 vs.

	9/30/07	6/30/07	9/30/06	6/30/07	6/30/07 Annualized	9/30/06

BALANCE SHEET DATA (Averages - Three Months Ended)
Total assets	$14,022,518	$14,093,079	$13,973,708	(0.5)%	(2.0)%	0.3%
Intangible assets	(680,526)	(682,584)	(688,493)	(0.3)	(1.2)	(1.2)

Tangible assets	13,341,992	13,410,495	13,285,215	(0.5)	(2.0)	0.4

Loans	10,065,454	9,984,137	9,523,286	0.8	3.2	5.7
Securities (1)	2,472,628	2,606,135	2,993,443	(5.1)	(20.3)	(17.4)
Total earning assets	12,544,656	12,596,648	12,530,208	(0.4)	(1.6)	0.1

Noninterest-bearing deposits	1,198,350	1,225,075	1,369,032	(2.2)	(8.7)	(12.5)
Core deposits (2)	4,729,746	4,876,604	5,109,433	(3.0)	(11.9)	(7.4)
Total deposits	9,843,553	9,829,552	9,074,459	0.1	0.6	8.5
Customer funding (3)	8,195,078	8,282,918	8,099,635	(1.1)	(4.2)	1.2
Wholesale borrowings (4)	4,067,181	4,031,773	4,155,745	0.9	3.5	(2.1)
Total funding	12,262,259	12,314,691	12,255,380	(0.4)	(1.7)	0.1

Shareholders’ equity	1,519,488	1,546,392	1,501,105	(1.7)	(6.9)	1.2
Intangible assets	(680,526)	(682,584)	(688,493)	(0.3)	(1.2)	(1.2)

Tangible equity	838,962	863,808	812,612	(2.9)	(11.4)	3.2

Loans/total earning assets	80.2%	79.3%	76.0%
Securities/total assets	17.6	18.5	21.4
Customer funding/total funding	66.8	67.3	66.1
Wholesale borrowings/total assets	29.0	28.6	29.7
Loans/customer funding	122.8	120.5	117.6

BALANCE SHEET DATA (Averages - Year to Date)
Total assets	$14,087,424	$14,119,394	$14,227,025			(1.0)%
Intangible assets	(682,564)	(683,600)	(690,033)			(1.1)

Tangible assets	13,404,860	13,435,794	13,536,992			(1.0)

Loans	9,955,125	9,899,046	9,621,441			3.5
Securities (1)	2,624,627	2,701,886	3,090,322			(15.1)
Total earning assets	12,586,839	12,608,280	12,744,836			(1.2)

Noninterest-bearing deposits	1,217,798	1,227,683	1,410,778			(13.7)
Core deposits (2)	4,859,312	4,925,167	5,048,125			(3.7)
Total deposits	9,771,448	9,734,797	9,103,280			7.3
Customer funding (3)	8,266,147	8,302,270	8,055,982			2.6
Wholesale borrowings (4)	4,046,813	4,036,461	4,485,830			(9.8)
Total funding	12,312,960	12,338,731	12,541,812			(1.8)

Shareholders’ equity	1,539,098	1,549,066	1,488,493			3.4
Intangible assets	(682,564)	(683,600)	(690,033)			(1.1)

Tangible equity	856,534	865,466	798,460			7.3

Loans/total earning assets	79.1%	78.5%	75.5%
Securities/total assets	18.6	19.1	21.7
Customer funding/total funding	67.1	67.3	64.2
Wholesale borrowings/total assets	28.7	28.6	31.5
Loans/customer funding	120.4	119.2	119.4

(1)	The average balances for investment securities exclude the unrealized loss recorded for available for sale securities.

(2)	Core deposits include noninterest-bearing, interest-bearing checking, money market accounts, and savings accounts.

(3)	Customer funding includes total deposits less brokered deposits plus customer sweeps.

(4)	Wholesale borrowings include borrowings less customer sweeps plus brokered deposits.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 4, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

				% Change 9/30/07 vs.

	9/30/07	6/30/07	9/30/06	6/30/07	6/30/07 Annualized	9/30/06

BALANCE SHEET DATA (Period End)
Loans held for investment	$10,173,237	$10,029,228	$9,513,833	1.4%	5.7%	6.9%
Allowance for loan losses	(118,861)	(125,545)	(109,401)	(5.3)	(21.1)	8.6
Allowance for credit losses	(120,424)	(126,721)	(110,349)	(5.0)	(19.7)	9.1
Securities	2,364,415	2,475,233	2,873,173	(4.5)	(17.8)	(17.7)
Intangible assets	679,669	681,483	687,403	(0.3)	(1.1)	(1.1)
Total assets	14,100,221	14,139,675	14,047,702	(0.3)	(1.1)	0.4
Noninterest-bearing deposits	1,164,312	1,244,834	1,261,421	(6.5)	(25.7)	(7.7)
Core deposits	4,618,653	4,845,198	5,173,199	(4.7)	(18.6)	(10.7)
Total deposits	9,501,669	10,085,806	9,181,952	(5.8)	(23.0)	3.5
Customer funding (1)	8,117,185	8,348,935	8,186,564	(2.8)	(11.0)	(0.8)
Wholesale borrowings (2)	4,187,268	4,026,769	4,091,724	4.0	15.8	2.3
Total funding	12,304,453	12,375,704	12,278,288	(0.6)	(2.3)	0.2
Shareholders’ equity	1,548,252	1,518,187	1,546,820	2.0	7.9	0.1

CAPITAL RATIOS
Tier 1 risk-based capital	9.89%	10.12%	10.14%
Total risk-based capital	11.28	11.56	11.71
Leverage ratio	8.64	8.73	8.60
Tangible equity to tangible assets	6.47	6.22	6.43

SHARE DATA
Shares outstanding	72,971,394	73,698,807	75,191,563	(1.0)%	(3.9)%	(3.0)%
Book value per common share	$21.22	$20.60	$20.57	3.0	11.9	3.2
Tangible book value per common share	11.90	11.35	11.43	4.8	19.2	4.1
Market price per share of common stock	22.74	22.64	26.03	0.4	1.8	(12.6)
Market capitalization	1,659,369	1,668,541	1,957,236	(0.5)	(2.2)	(15.2)

OPERATIONS DATA
Branch offices	172	171	165	0.6%	2.3%	4.2%
ATMs	183	179	166	2.2	8.9	10.2
Employees (full-time equivalent)	2,457	2,467	2,563	(0.4)	(1.6)	(4.1)

(1)	Customer funding includes total deposits less brokered deposits plus customer sweeps.

(2)	Wholesale borrowings include borrowings less customer sweeps plus brokered deposits.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 5, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

							% Change 9/30/07 vs.

	9/30/07		6/30/07		9/30/06		6/30/07	6/30/07 Annualized	9/30/06

CREDIT QUALITY
Loans held for investment	$10,173,237		$10,029,228		$9,513,833		1.4%	5.7%	6.9%
Allowance for loan losses	(118,861)		(125,545)		(109,401)		(5.3)		8.6
Allowance for credit losses	(120,424)		(126,721)		(110,349)		(5.0)		9.1
Nonperforming loans	$53,225		$41,527		$31,396		28.2%		69.5%
Foreclosed property (other real estate owned and personal property repossessions)	5,658		4,028		4,851		40.5		16.6

Nonperforming assets	$58,883		$45,555		$36,247		29.3%		62.4%

Nonperforming loans as a % of loans held for investment	0.52%		0.41%		0.33%
Nonperforming assets as a % of loans held for investment and foreclosed property	0.58		0.45		0.38
Allowance for loan losses as a % of loans HFI	1.17		1.25		1.15
Allowance for credit losses as a % of loans HFI	1.18		1.26		1.16
Allowance for loan losses to nonperforming loans	2.23	x	3.02	x	3.48	x
Loans past due 90 days or more (mortgage and consumer with interest accruing)	$2,629		$2,503		$3,163				(16.9)%
Average loans held for investment:
Three months ended	10,042,419		9,947,636		9,467,123
Year to date	9,925,410		9,865,936		9,578,862
Net loan charge-offs:
Three months ended	16,801		5,226		6,524		221.5%		157.5%
Year to date	28,906		12,105		19,863				45.5
Net loan charge-offs as a % of average loans held for investment (annualized):
Three months ended	0.66%		0.21%		0.27%
Year to date	0.39		0.25		0.28

CREDIT QUALITY - Excluding the Loans in the NC Development under Investigation(1)

	9/30/07		6/30/07
Loans held for investment	$10,162,039		$10,010,299
Allowance for loan losses	(117,592)		(116,545)
Allowance for credit losses	(119,155)		(117,721)
Nonperforming loans	$43,791		$38,428
Foreclosed property (other real estate owned and personal property repossessions)	5,658		4,028

Nonperforming assets	$49,449		$42,456

Nonperforming loans as a % of loans held for investment	0.43%		0.38%
Nonperforming assets as a % of loans held for investment and foreclosed property	0.49		0.42
Allowance for loan losses as a % of loans HFI	1.16		1.16
Allowance for credit losses as a % of loans HFI	1.17		1.18
Allowance for loan losses to nonperforming loans	2.69	x	3.03	x
Loans past due 90 days or more (mortgage and consumer with interest accruing)	$2,629		$2,503
Net loan charge-offs:
Three months ended	9,070		3,726
Year to date	19,675		10,605
Net loan charge-offs as a % of average loans held for investment (annualized):
Three months ended	0.36%		0.15%
Year to date	0.27		0.22

(1)	These non-GAAP measures exclude loans held for investment of $11.2 million, quarter to date charge-offs of $7.7 million, year to date charge-offs of $9.2 million, allowance of $1.3 million, and nonperforming assets of $9.4 million related to the loans in the NC development under investigation at and for the period ended September 30, 2007. At and for the quarter ended June 30, 2007, these non-GAAP measures exclude loans held for investment of $18.9 million, charge-offs of $1.5 million, allowance of $9.0 million, and nonperforming assets of $3.1 million related to the loans in the NC development under investigation. See page 8 of the Quarterly Financial Data Supplement for additional details on these loans.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 6, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 9/30/07 vs.

	9/30/07	6/30/07	9/30/06	6/30/07	6/30/07 Annualized	9/30/06

NONINTEREST INCOME
Customer fee income	$15,191	$15,028	$14,629	1.1%	4.3%	3.8%
Wealth management income	7,683	7,752	6,798	(0.9)	(3.5)	13.0
Mortgage banking income	834	1,877	1,969	(55.6)	(220.5)	(57.6)
Bank-owned life insurance	2,974	4,454	2,916	(33.2)	(131.8)	2.0
Merchant processing income, net	928	771	619	20.4	80.8	49.9
Gain (loss) on certain derivative activities	198	(1,497)	3,924	n/m	n/m	n/m
Loss on indirect auto loans	—	—	(667)	n/m	n/m	n/m
Other	2,678	2,360	2,396	13.5	53.5	11.8

Operating noninterest income (noninterest income, excluding non-operating items)	30,486	30,745	32,584	(0.8)	(3.3)	(6.4)
Non-operating noninterest income (loss)	287	(2,237)	2,498	n/m	n/m	n/m

Total noninterest income	$30,773	$28,508	$35,082	7.9%	31.5%	(12.3)%

NONINTEREST EXPENSES
Personnel expense	$43,397	$43,503	$43,574	(0.2)%	(1.0)%	(0.4)%
Occupancy	8,723	8,545	7,949	2.1	8.3	9.7
Furniture and equipment	6,543	6,486	6,217	0.9	3.5	5.2
Professional services	4,278	4,914	4,549	(12.9)	(51.3)	(6.0)
Advertising and business development	1,443	1,973	2,264	(26.9)	(106.6)	(36.3)
Telecommunications	1,404	1,418	1,407	(1.0)	(3.9)	(0.2)
Amortization of intangibles	1,907	2,136	2,204	(10.7)	(42.5)	(13.5)
Other	10,601	11,224	12,634	(5.6)	(22.0)	(16.1)

Operating noninterest expenses (noninterest expenses, excluding non-operating items)	78,296	80,199	80,798	(2.4)	(9.4)	(3.1)
Non-operating noninterest expenses	1,299	777	—	n/m	n/m	n/m

Total noninterest expenses	$79,595	$80,976	$80,798	(1.7)%	(6.8)%	(1.5)%

	Nine Months Ended

	9/30/07	9/30/06	% Change

NONINTEREST INCOME
Customer fee income	$44,300	$43,608	1.6%
Wealth management income	23,026	21,404	7.6
Mortgage banking income	4,780	5,931	(19.4)
Bank-owned life insurance	10,279	8,704	18.1
Merchant processing income, net	2,434	1,780	36.7
Gain (loss) on certain derivative activities	(1,202)	2,554	n/m
Loss on indirect auto loans	—	(1,652)	n/m
Other	6,823	5,953	14.6

Operating noninterest income (noninterest income, excluding non-operating items)	90,440	88,282	2.4
Non-operating noninterest income (loss)	(3,335)	3,297	n/m

Total noninterest income	$87,105	$91,579	(4.9)%

NONINTEREST EXPENSES
Personnel expense	$131,731	$126,367	4.2%
Occupancy	25,876	22,946	12.8
Furniture and equipment	19,491	18,637	4.6
Professional services	13,295	15,825	(16.0)
Advertising and business development	5,347	6,957	(23.1)
Telecommunications	4,215	4,246	(0.7)
Amortization of intangibles	6,044	6,619	(8.7)
Other	33,067	36,653	(9.8)

Operating noninterest expenses (noninterest expenses, excluding non-operating items)	239,066	238,250	0.3
Non-operating noninterest expenses	3,836	598	n/m

Total noninterest expenses	$242,902	$238,848	1.7%

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 7, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 9/30/07 vs.

	9/30/07	6/30/07	9/30/06	6/30/07	6/30/07 Annualized	9/30/06

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME, AS REPORTED (GAAP) (1)	$25,839	$17,930	$32,165	44.1%	175.0%	(19.7)%
Add: Income tax expense	11,609	8,998	14,249

Income before income taxes	37,448	26,928	46,414	39.1	155.0	(19.3)
Non-operating items:
(Gain) loss on securities	(287)	2,237	—
Gain on disposition of assets and liabilities	—	—	(2,498)
Employment contract buyouts and severance	—	546	—
Loss on early extinguishment of debt	1,299	231	—

PRE-TAX OPERATING EARNINGS (income before taxes, excluding non-operating items)	38,460	29,942	43,916	28.4	112.9	(12.4)
Related income taxes	11,923	10,006	13,482

OPERATING EARNINGS (net income, excluding non-operating items) (1)	26,537	19,936	30,434	33.1	131.4	(12.8)
Add: Amortization of intangibles, net of income tax	1,316	1,422	1,527

CASH OPERATING EARNINGS (net income, excluding non-operating items and amortization of intangibles) (1)	$27,853	$21,358	$31,961	30.4%	120.6%	(12.9)%

	Nine Months Ended

	9/30/07	9/30/06	% Change

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME, AS REPORTED (GAAP)	$64,287	$89,315	(28.0)%
Add: Income tax expense	31,107	44,182

Income before income taxes	95,394	133,497	(28.5)
Non-operating items:
(Gain) loss on securities	3,335	(4,276)
Gain on disposition of assets and liabilities	—	(2,498)
Loss on sale of indirect auto loans previously HFI	—	3,477
Employment contract buyouts and severance	2,306	598
Loss on early extinguishment of debt	1,530	—

PRE-TAX OPERATING EARNINGS (income before taxes, excluding non-operating items)	102,565	130,798	(21.6)
Related income taxes	33,494	43,346

OPERATING EARNINGS (net income, excluding non-operating items)	69,071	87,452	(21.0)
Add: Amortization of intangibles, net of income tax	4,062	4,424

CASH OPERATING EARNINGS (net income, excluding non-operating items and amortization of intangibles)	$73,133	$91,876	(20.4)%

(1)	Net income and operating earnings for second quarter 2007 included a $10.5 million pre-tax additional provision for credit losses ($7.0 million after-tax), or $0.09 per diluted share, related to the loans in the NC development under investigation.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.